Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-139645 and 333-122812 on Form S-3, and Registration Statement No. 333-139128 on Form S-8, of our report dated March 23, 2006, except for notes 1, 10, and 12, which are dated August 1, 2006 appearing in this Annual Report on Form 10-K of Jamba, Inc. (formerly Services Acquisition Corp. International) for fiscal year ended January 1, 2008.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey March 13, 2008